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                               5,100,000 SHARES(1)

                             CARREKER-ANTINORI, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                                    May __, 1998


BANCAMERICA ROBERTSON STEPHENS
HAMBRECHT & QUIST LLC
LEHMAN BROTHERS INC.
  As Representatives of the several Underwriters
c/o BancAmerica Robertson Stephens
555 California Street
Suite 2600
San Francisco, California  94104

Ladies and Gentlemen:

     Carreker-Antinori, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule B hereto (hereafter called the "Selling Stockholders") address you as the Representatives of each of the persons, firms and corporations listed in Schedule A hereto (herein collectively called the "Underwriters") and hereby confirm their respective agreements with the several Underwriters as follows:

     1. DESCRIPTION OF SHARES. The Company proposes to issue and sell 3,650,000 shares of its authorized and unissued Common Stock, par value $.01 per share, to the several Underwriters. The Selling Stockholders, acting severally and not jointly, propose to sell an aggregate of 1,450,000 shares of the Company's authorized and outstanding Common Stock, par value $.01 per share, to the several Underwriters. The 3,650,000 shares of Common Stock, par value $.01 per share, of the Company to be sold by the Company are hereinafter called the "Company Shares" and the 1,450,000 shares of Common Stock, par value $.01 per share, to be sold by the Selling Stockholders are hereinafter called the "Selling Stockholder Shares." The Company Shares and the Selling Stockholder Shares are hereinafter collectively referred to as the "Firm Shares." The Company and a Selling Stockholder also propose to grant, severally and not jointly, to the Underwriters an option to purchase up to 765,000 additional shares of the Company's Common Stock, par value $.01 per share (the "Option Shares"), as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, including the Shares, are hereinafter referred to as "Common Stock."

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

          I. The Company represents and warrants to and agrees with each Underwriter that:

          (a) A registration statement on Form S-1 (File No. 333-48399) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements

----------
(1) Plus an option to purchase up to 765,000 additional shares from the Company and a Selling Stockholder of the Company to cover over-allotments.

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of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments, of each related prospectus subject to completion (the "Preliminary Prospectuses") and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been delivered to you. The Company meets the requirements for filing a registration statement on Form S-1 under the Act.

          If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or
(c), as applicable, of the Rules and Regulations pursuant to subparagraph
(1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations); PROVIDED, HOWEVER, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of BancAmerica Robertson Stephens, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or
(c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If in reliance on Rule 434 of the Rules and Regulations and with the consent of BancAmerica Robertson Stephens, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent

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or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the
term sheet, together, will not be materially different from the prospectus in the Registration Statement.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter specifically for use in the preparation thereof.

          (c) Each of the Company and Antinori Software, Inc., a Georgia corporation (the "Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the respective state of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company owns all of the outstanding capital stock of the Subsidiary free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and the Subsidiary is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of the business of the Company and the Subsidiary, considered as one enterprise, all of which are valid and in full force and effect; each material contract or other instrument to which the Company or the Subsidiary is a party or by which their respective properties or business is or may be bound or affected has been duly and validly executed by the Company and is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; neither the Company nor the Subsidiary is in violation of its respective charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or the Subsidiary or their respective properties may be bound; and neither the Company nor the Subsidiary is in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or over

                                       3
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their respective properties of which it has knowledge.  The Company does not own or have any ownership interest in, directly or indirectly, any corporation, association or other entity other than the Subsidiary and INFITEQ, LLC.

          (d) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law or public policy and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, license agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or the Subsidiary or their respective properties may be bound, (ii) the charter or bylaws of the Company or the Subsidiary, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or over their respective properties. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company or the Subsidiary of the transactions herein contemplated, except such as may be required under the Act or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects.

          (e) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company, the Subsidiary or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or over their respective properties or otherwise which (i) could foreseeably result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise, or might materially and adversely affect their properties, assets or rights,
(ii) could prevent consummation of the transactions contemplated hereby or
(iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or the Subsidiary of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

          (f) All outstanding shares of capital stock of the Company (including, as of the Closing Date, the Selling Stockholder Shares) have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Company Shares and the Option Shares to be purchased from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders to which the Company is a party exists with respect to any of the Company Shares or Option Shares to be purchased from the Company hereunder or the issuance and sale thereof other than those that have been

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satisfied or expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under state or other securities or Blue Sky laws. All issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor the Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (g) Ernst & Young LLP, which has examined the consolidated financial statements of the Company, together with the related schedules and notes, as of January 31, 1997 and 1998 and for each of the years in the three
(3) years ended January 31, 1998 filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, forming part of the Registration Statement and Prospectus, fairly present the consolidated financial position and the consolidated results of operations of the Company and the Subsidiary at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise, (ii) any transaction that is material to the Company and the Subsidiary, considered as one enterprise, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiary, considered as one enterprise, incurred by the Company or the Subsidiary, except obligations incurred in the ordinary course of business,
(iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiary that is material to the Company and the Subsidiary, considered as one enterprise, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary (other than dividends or distributions made by the Subsidiary to the Company), or (vi) any loss or damage (whether or not insured) to the property of the Company or the Subsidiary which has been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise.

          (i) Except as set forth in the Registration Statement and Prospectus, (i) each of the Company and the Subsidiary has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise,

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(ii) the agreements to which the Company or the Subsidiary is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company and the Subsidiary (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) each of the Company and the Subsidiary has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (j) The Company and the Subsidiary have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company or the Subsidiary, except where the failure to file such tax returns or pay such taxes or the existence of such tax deficiency would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise; and all tax liabilities are adequately provided for on the books of the Company and the Subsidiary.

          (k) Except as described in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has any employee benefit plans (including, without limitation, profit sharing plans) or deferred compensation arrangements.

          (l) The Company and the Subsidiary maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or the Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise.

          (m) To the best of the Company's knowledge, no labor disturbance by the employees of the Company or the Subsidiary exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, value added resellers, subcontractors, independent software vendors, original equipment manufacturers, authorized dealers or distributors that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

          (n) Each of the Company and the Subsidiary owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise.

          (o) The statements in the Prospectus, under the heading "Certain Transactions," set forth all existing agreements, arrangements, understandings or transactions or proposed agreements, arrangements, understandings or transactions, between or among the Company and the Subsidiary, on the one hand, and any officer, director or stockholder of the Company or the Subsidiary, or with any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder.

          (p) The Common Stock has been approved for quotation on The Nasdaq National Market, subject to official notice of issuance.

          (q) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          (r) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

          (s) Neither the Company nor the Subsidiary has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (t) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (u) Each officer and director of the Company who owns shares of Common Stock or options to purchase shares of Common Stock that will vest within 180 days of the date of this Agreement, each Selling Stockholder and each other beneficial owner of 10,000 or more shares of Common Stock and/or options to purchase shares of Common Stock that will vest within 180 days of the date of this Agreement has agreed in writing that such person will not, for a period of 180 days from the date that the Registration Statement is declared effective by the Commission (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, PROVIDED the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or stockholders of such person, PROVIDED that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of BancAmerica Robertson Stephens (which consent has been given with respect to the exercise by any such person of options granted under the Company's stock compensatory and other benefit plans and the pledge of any shares of Common Stock that were purchased pursuant to BancAmerica Robertson Stephens' "Loan Program" described in the Registration Statement or any other loan program approved in writing by BancAmerica Robertson Stephens). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.
Such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. Furthermore, each such person has also agreed that, without the prior written consent of BancAmerica Robertson Stephens, such person will not, during the period ending with the conclusion of the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities, except pursuant to the Registration Statement to the extent set forth in Schedule B hereto. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers (to the extent that they are stockholders of the Company), directors (to the extent that they are stockholders of the Company) and stockholders have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that, prior to the conclusion of the Lock-Up Period, it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of BancAmerica Robertson Stephens.

          (v) Except as set forth in the Registration Statement and Prospectus, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), or otherwise designated as a contaminated site under applicable state or local law.

          (w) The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

          (y) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein.

          (z) The Company's products are designed to be in compliance with all federal, state and local banking laws and regulation and similar laws and regulations of the United States of America and its subdivisions.

          (aa) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (ab) The Company has given notice of the filing of the Registration Statement and the offering contemplated thereby as required by the Shareholders Agreements, dated January 29, 1997, by and among the Company and certain of its stockholders.

          II. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each Underwriter that:

          (a) Such Selling Stockholder on the Closing Date and on any later date on which Option Shares are purchased will have valid marketable title to the Shares to be sold by such Selling Stockholder under this Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to this Agreement; and upon delivery of such Shares hereunder and payment of the purchase price as herein contemplated, each of the Underwriters will obtain valid marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest pertaining to such Selling Stockholder or such Selling Stockholder's property, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Stockholder.

          (b) Such Selling Stockholder has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Representatives, an irrevocable Custody Agreement and Power of Attorney (the "Selling Stockholder Agreement") with John D. Carreker, Jr., Richard L. Linting and Terry L. Gage (collectively, the "Attorneys" and individually, an "Attorney"), appointing the Attorneys as attorneys-in-fact for such Selling Stockholder, and with ChaseMellon Shareholder Services, L.L.C., as custodian (the "Custodian"); the Selling Stockholder Agreement of each Selling Stockholder constitutes a valid and binding agreement on the part of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of such Selling Stockholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 6(h) hereof on behalf of such Selling Stockholder, to determine the purchase price to be paid by the several Underwriters to such Selling Stockholder as provided in Section 3 hereof, to authorize the delivery of the Selling Stockholder Shares and the Option Shares to be sold by such Selling Stockholder under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

          (c) All consents, approvals, authorizations and orders required for the execution and delivery by such Selling Stockholder of the Selling Stockholder Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the Selling Stockholder Shares and the Option Shares to be sold by such Selling Stockholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD")) have been obtained and are in full force and effect; such Selling Stockholder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Stockholder has full legal right, power and authority to enter into and perform its obligations under this

Agreement and such Selling Stockholder Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement.

          (d) Such Selling Stockholder will not, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such Selling Stockholder or with respect to which such Selling Stockholder has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, PROVIDED the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or stockholders of such Selling Stockholder, PROVIDED that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of BancAmerica Robertson Stephens (which consent has been given with respect to the exercise by any such person of options granted under the Company's stock compensatory and other benefit plans and the pledge of any shares of Common Stock that were purchased by such Selling Stockholder pursuant to BancAmerica Robertson Stephens' "Loan Program" described in the Registration Statement or any other loan program approved in writing by BancAmerica Robertson Stephens). The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the Selling Stockholder. Such prohibited hedging or other transactions would including, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Such Selling Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such Selling Stockholder except in compliance with this restriction. Furthermore, such Selling Stockholder also agrees that, without the prior written consent of BancAmerica Robertson Stephens, such Selling Stockholder will not, during the period ending with the conclusion of the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities, except pursuant to the Registration Statement to the extent set forth in Schedule B hereto.

          (e) Certificates in negotiable form for all Shares to be sold by such Selling Stockholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder, except for the Selling Stockholder Shares to be sold by Wyn P. Lewis which certificates and stock power will be delivered by Mr. Lewis or on his behalf to the Underwriters at the time of the Closing.

          (f) This Agreement has been duly authorized by each Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law or public policy and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of this Agreement and the consummation of the transactions herein contemplated will not (i) result in a material breach or violation of any of the terms and provisions of or constitute a default under any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder, or any Shares to be sold by such Selling Stockholder hereunder, may be bound or, (ii) to the best of such Selling Stockholders' knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or over the properties of such Selling Stockholder, or (iii) if such Selling Stockholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Stockholder.

          (g) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (h) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

          (i) All information furnished by or on behalf of such Selling Stockholder relating to such Selling Stockholder, in his or its capacity as such, and the Selling Stockholder Shares that is contained in the representations and warranties of such Selling Stockholder in such Selling Stockholder's Selling Stockholder Agreement or set forth in the Registration Statement or the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date, and on any later date on which Option Shares are to be purchased, was or will be, true, correct and complete in all material respects, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date, and on any later date on which Option Shares of such Selling Stockholder are to be purchased, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

          (j) Such Selling Stockholder (other than Lawrence D. Duckworth) will review the Prospectus and such Selling Stockholder will comply with all agreements and satisfy all conditions on his or its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date, or any later date on which Option Shares of such Selling Stockholder are to be purchased, as the case may be, and will advise one of its Attorneys and BancAmerica Robertson Stephens prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 6(h) would be inaccurate if made as of the Closing Date or such later date on which Option Shares of such Selling Stockholder are to be purchased, as the case may be.

          (k) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; such Selling Stockholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those referred to in the Registration Statement and the Prospectus.

          (l) Except as disclosed to the Underwriters in writing, such Selling Stockholder is not directly or indirectly an affiliate of or associate with any member of the NASD.

          (m) In addition to the other representations and warranties set forth in this Section 2.II, each of John D. Carreker, Jr. and Ronald R. Antinori, severally and not jointly, further represents and warrants that, to the best of their respective knowledge, the representations and warranties of the Company set forth in Section 2.I of this Agreement are true and correct in all material respects.

          (n) In addition to the other representations and warranties set forth in this Section 2.II, each of Wyn P. Lewis, Royce D. Brown and Science Applications International Corporation ("SAIC"), severally and not jointly, further represents and warrants that such Selling Stockholder is not aware that (i) any Preliminary Prospectus, as of its date, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date and, with respect to SAIC, on any later date on which Option Shares are to be purchased by the Underwriters from SAIC, the Registration Statement, or any amendments or supplements thereto, has included or will include any untrue statement of a material fact or omission of, or will omit to state, a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, or any amendments or supplements thereto, has included or will include any untrue statement of a material fact or omission of, or omit to state, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties contained in this subparagraph (n) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter specifically for use in the preparation thereof. For the purposes of this subparagraph (n), the awareness of SAIC shall be limited to the awareness of Larry J. Peck.

     3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, at a purchase price of $__.__ per share, the respective number of Company Shares as hereinafter set forth and Selling Stockholder Shares set forth opposite the names of the Company and the Selling Stockholders in Schedule B hereto. The obligation of each Underwriter to the Company and to each Selling Stockholder shall be to purchase from the Company or such Selling Stockholder that number of Company Shares or Selling Stockholder Shares, as the case may be, which (as nearly as practicable, as determined by you) is in the same proportion to the number of Company Shares or Selling Stockholder Shares, as the case may be, set forth opposite the name of the Company or such Selling Stockholder in Schedule B hereto as the number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section 10) is to the total number of Firm Shares to be purchased by all the Underwriters under this Agreement.

          The certificates in negotiable form for the Selling Stockholder Shares have been placed in custody (for delivery under this Agreement) under the Selling Stockholder Agreements, except for the Selling Stockholder Shares to be sold by Wyn P. Lewis which certificates, together with duly endorsed stock powers, will be delivered by Mr. Lewis or on his behalf to the Underwriters at the time of the Closing. Each Selling Stockholder agrees that the certificates for the Selling Stockholder Shares of such Selling Stockholder are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for the custody of the Selling Stockholder Shares, including the Selling Stockholder Agreement, is to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated by the act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as specifically provided herein or in the Selling Stockholder Agreement. If any Selling Stockholder should die or be incapacitated, or if any other such event should occur, before the delivery of the certificates for the Selling Stockholder Shares hereunder, the Selling Stockholder Shares to be sold by such Selling Stockholder shall, except as specifically provided herein or in the Selling Stockholder Agreement, be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death or other event.

          Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in same-day funds or by wire transfer in same-day funds, payable to the order of the Company with regard to the Shares being purchased from the Company, and to the order of the Custodian for the respective accounts of the Selling Stockholders with regard to the Shares being purchased from such Selling Stockholders, at the offices of Locke Purnell Rain Harrell, 2200 Ross Avenue, Suite 2200, Dallas, Texas (or at such other place as may be agreed upon among the Representatives and the Company), at 7:00 A.M., San Francisco time (a) on the third (3rd) full business day following the first day that Shares are traded, (b) if this

Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (c) at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to
Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date"; PROVIDED, HOWEVER, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 4(d) hereof (through no fault of the Representatives), the Representatives may, in their sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representatives. The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location including, without limitation, in New York City, as you may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to the Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

          It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

          After the Registration Statement becomes effective, the several Underwriters intend to make an initial public offering (as such term is described in Section 11 hereof) of the Firm Shares at an initial public offering price of $__.__ per share. After the initial public offering, the several Underwriters may, in their discretion, vary the public offering price.

          The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), on the inside front cover concerning stabilization and over-allotment by the Underwriters, and under the second, seventh, eighth and ninth paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the respective Underwriters, represent and warrant to the Company and the Selling Stockholders that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph (7) of Rule 424(b) of the Rules and Regulations; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus, or, prior to the end of the period of time in which a prospectus relating to the Shares is required to be delivered under the Act, which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations and the provisions of this Agreement.

          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          (c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

          (d) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the first (1st) full business day following the first day that Shares are traded, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with
Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

          (e) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

          (f) During a period of three (3) years after the date hereof, the Company will furnish to its stockholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to you and the other several Underwriters hereunder, upon request (i) as soon as they are available, copies of all reports (financial or other) mailed to stockholders, (i) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, and (iii) every material press release and every material news item or article in respect of the Company or its affairs that was delivered to stockholders in their capacity as stockholders of the Company. During such three (3) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and such subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          (g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

          (i) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith consult with you concerning the substance of and advisability of disseminating a press release or other public statement responding to or commenting on such rumor, publication or event.

          (j) For a period of twenty-five (25) days following the date the Registration Statement is declared effective by the Commission, the Company will not issue any press release or engage in any other publicity without the Representatives' prior written consent, other than normal customary releases issued in the ordinary course of the Company's business or those releases required by law.

          (k) During the Lock-up Period, the Company will not, without the prior written consent of BancAmerica Robertson Stephens, effect the Disposition of, directly or indirectly, any Securities other than the sale of the Company Shares and the Option Shares to be sold by the Company hereunder and the Company's issuance of options or Common Stock under the Company's presently authorized 1994 Long Term Incentive Plan, the Company's Director Stock Option Plan or pursuant to certain options granted to non-employee directors of the Company (collectively, the "Option Arrangements").

          (n) The Company will conduct its affairs in such a manner to ensure that the Company will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

     5.   EXPENSES.

          (a) The Company and the Selling Stockholders agree with each Underwriter that the Company and the Selling Stockholders will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any; the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel in connection with such NASD filings and Blue Sky qualifications); and all other expenses directly incurred by the Company and the Selling Stockholders in connection with the performance of their obligations hereunder. Any additional expenses incurred as a result of the sale of the Shares by the Selling Stockholders will be borne collectively by the Company and the Selling Stockholders or as otherwise may be mutually agreed to by them, but shall not be, in any event, borne by the Underwriters. The provisions of this Section 5(a) are intended to relieve the Underwriters from the payment of the expenses and costs which the Selling Stockholders and the Company hereby agree to pay, but shall not affect any agreement which the Selling Stockholders and the Company may make, or may have made, for the sharing of any of such expenses and costs. Such agreements shall not impair the obligations of the Company and the Selling Stockholders hereunder to the several Underwriters.

          (b) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on their respective parts to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate this Agreement pursuant to Section 11(a) hereof, or if the Underwriters shall terminate this Agreement pursuant to Section 11(b)(i), the Company will reimburse the several Underwriters for all out-of-pocket expenses (including fees and disbursements of Underwriters' Counsel) incurred by the Underwriters in investigating or preparing to market or marketing the Shares. Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement that are not payable by the Company or the Selling Stockholders pursuant to Section 5(a) above or the first sentence of this Section 5(b), including, without limitation, the fees and disbursements of counsel for the Underwriters.

          (c) In addition to its other obligations under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in
Section 8(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (d) In addition to their other obligations under Section 8(b) hereof, each Selling Stockholder agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(b) hereof relating to such Selling Stockholder, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Selling Stockholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; PROVIDED, that if such claim, action, investigation or other proceeding is within the purview of Section 8(a) hereof, the Underwriters shall first demand interim reimbursement from the Company pursuant to Section 5(c) hereof, and shall have failed to be so reimbursed in full within forty-five
(45) days of such demand, prior to invoking its rights against such Selling Stockholder pursuant to this Section 5(d). To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Selling Stockholders, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Underwriters within forty-five (45) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (e) In addition to their other obligations under Section 8(c) hereof, the Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(c) hereof, they will reimburse the Company and each Selling Stockholder on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and each such Selling Stockholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and each such Selling Stockholder shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company and each such Selling Stockholder within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (f) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(c), 5(d) and 5(e) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(c), 5(d) and 5(e) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a), 8(b) and 8(c) hereof or the obligation to contribute to expenses which is created by the provisions of
Section 8(e) hereof.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company and the Selling Stockholders herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 2:00 P.M., San Francisco time, on the date following the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, any Selling Stockholder or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

          (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise, from that set forth in the Registration Statement or Prospectus, which, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

          (d) You shall have received on the Closing Date and on any later date on which Option Shares that are Company Shares are to be purchased, as the case may be, the following opinion of respective counsel for the Company and the Selling Stockholders, dated the Closing Date or such later date on which Option Shares are to be purchased addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

               (ii) To such counsel's knowledge and in reliance upon an examination of an officer's certificate, the Company does not have any subsidiaries that would qualify as a "significant subsidiary" of the Company within the meaning of Regulation S-X of the Act;

               (iii) The Company has the corporate power and authority to own lease and operate its respective properties and to conduct its business as described in the Prospectus;

               (iv) The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Texas, and based solely upon an examination of an officer's certificate (which such firm shall state that it has no reason to believe that it would be not justified in relying upon) and certificates of governmental authorities, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company. To such counsel's knowledge, the Company does not own or have any ownership interest in, directly or indirectly, any corporation, association or other entity other than the Subsidiary and INFITEQ, LLC;

               (v) To such counsel's knowledge, all issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company;

               (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, and the issued and outstanding shares of capital stock of the Company (including the Selling Stockholder Shares) have been duly and validly issued, are nonassessable and, to such counsel's knowledge, are fully paid;

               (vii) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

               (viii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

               (ix) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except that no opinion need be expressed as to indemnification or contribution provisions and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (x) Based solely upon the provisions of Section 35.51 of the Texas Business and Commerce Code, as amended, the contractual choice by the Company that the Agreement be governed by the laws of the State of California (other than the choice of law or conflicts of laws rules thereof) is enforceable under Texas law against the Company, except to the extent that the Agreement purports to deal with certain issues related to real property, the validity of a marriage or adoption or the marital property, interests created by a will or will contexts (collectively, the "Excepted Issues"), or to the extent an issue is governed by a statute of the United States that provides that it shall be governed by the law of a particular jurisdiction. Such counsel shall state that it is unaware of any provision of the Agreement which deals with the Excepted Issues;

               (xi) The Registration Statement has been duly authorized and executed by the Company and the filing of such document with the Commission has been duly authorized by the Company;

               (xii) Based upon the oral advice of the Commission, the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

               (xiii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, and the notes and schedules thereto, and other financial and statistical information included therein as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

               (xiv) The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary in all material respects of such matters and conclusions; and the form of certificate evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with Delaware law;

               (xv) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations;

               (xvi) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

               (xvii) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties are bound and which is listed as an exhibit to the Registration Statement or is otherwise identified on a schedule certified by an officer of the Company, or any applicable statute, rule or regulation or, to the best of such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations;

               (xviii) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, as to which such counsel need not express an opinion;

               (xix) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein;

               (xx)    To such counsel's knowledge, the Company is not presently
          (a) in material violation of its charter or bylaws or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

               (xxi) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

               (xxii) The Shares have been duly approved for inclusion on the Nasdaq National Market, subject to the consummation of the transactions contemplated by this Agreement and to official notice of issuance;

               (xxiii) The Company is not, and, assuming the application of the net proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds," will not become, an "investment company" subject to registration under the 1940 Act;

               (xxiv) Each Selling Stockholder which is not a natural person has full right, power and authority to enter into and to perform its obligations under the Selling Stockholder Agreement to be executed and delivered by it or him in connection with the transactions contemplated herein; the Selling Stockholder Agreement of each Selling Stockholder that is not a natural person has been duly authorized by such Selling Stockholder; the Selling Stockholder Agreement of each Selling Stockholder has been duly executed and delivered by or on behalf of such Selling Stockholder; and the Selling Stockholder Agreement of each Selling Stockholder constitutes the valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles, and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (xxv) Each of the Selling Stockholders has full power, authority and to such counsel's knowledge, right to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Shares to be sold by such Selling Stockholder hereunder;

               (xxvi) This Agreement has been duly authorized by each Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of each Selling Stockholder; and

               (xxvii) Upon the delivery of and payment for the Shares as contemplated in this Agreement, each of the Underwriters will receive valid marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. In rendering such opinion, such counsel may assume that the Underwriters are without notice of any defect in the title of the Shares being purchased from the Selling Stockholders.

          In addition, counsel to the Company shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not independently verified the accuracy, fairness or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement and any amendment or supplement thereto (other than the financial statements and the notes and schedules thereto and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the States of Texas and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person), and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

          (e) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Brobeck, Phleger & Harrison LLP, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

          (f) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Ernst & Young LLP addressed to the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Ernst & Young LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall
(i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of January 31, 1998 and related consolidated statements of operations, stockholders' equity, and cash flows for the twelve (12) months ended January 31, 1998, and (iii) address other matters agreed upon by Ernst & Young LLP and you. In addition, you shall have received from Ernst & Young LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of January 31, 1998, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

          (g) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

               (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations and in all material respects conformed to the requirements of the Act and the Rules and Regulations, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise, (b) any transaction that is material to the Company and the Subsidiary, considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiary, considered as one enterprise, incurred by the Company or the Subsidiary, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiary that is material to the Company and the Subsidiary, considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or the Subsidiary which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise.

          (h) You shall be satisfied that, and you shall have received a certificate, dated the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, from the Attorneys for each Selling Stockholder to the effect that, as of the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, they have not been informed that:

               (i) The representations and warranties made by such Selling Stockholder herein are not true or correct in any material respect on the Closing Date or on any later date on which Option Shares are to be purchased, as the case may be; or

               (ii) Such Selling Stockholder has not complied in any material respect with any obligation or failed to satisfy in any material respect any condition which is required to be performed or satisfied on the part of such Selling Stockholder at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be.

          (i) The Company shall have obtained and delivered to you an agreement from each officer and director of the Company who owns shares of Common Stock or options to purchase shares of Common Stock that will vest within 180 days of the date of this Agreement, each Selling Stockholder and each other beneficial owner of 10,000 or more shares of Common Stock and/or options to purchase shares of Common Stock that will vest within 180 days of the date of this Agreement in writing prior to the date hereof that such person will not, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, PROVIDED the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or stockholders of such person, PROVIDED that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of BancAmerica Robertson Stephens (which consent has been given with respect to the exercise by any such person of options granted under the Company's stock compensatory and other benefit plans and the pledge of any shares of Common Stock that were purchased pursuant to BancAmerica Robertson Stephens' "Loan Program" described in the Registration Statement or any other loan program approved in writing by BancAmerica Robertson Stephens). The foregoing restriction shall have been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the such holder.
Such prohibited hedging or other transactions would including, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. Furthermore, such person will have also agreed that, without the prior written consent of BancAmerica Robertson Stephens, such person will not, during the period ending with the conclusion of the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities, except pursuant to the Registration Statement to the extent set forth in Schedule B hereto.

          (j) The Company and the Selling Stockholders shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company, the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person)) as to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein, as to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company and the Selling Stockholders will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

     7.   OPTION SHARES.

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder that is identified in Schedule B hereto, severally and not jointly, hereby grant to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase up to 62,033 and 702,967 Option Shares, respectively, at the purchase price per share for the Firm Shares set forth in Section 3 hereof. Such option may be exercised by the Representatives on behalf of the several Underwriters on one (1) or more occasions in whole or in part during the period of thirty (30) days after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company and such Selling Stockholder. Any exercise of the option granted to the Underwriters pursuant to this Section 7 shall first be applied to the Option Shares offered by the Selling Stockholder, with any Option Shares in excess of 702,967 Option Shares to be sold to the Underwriters by the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner as to avoid fractional shares.

          Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in same-day funds or by wire transfer in same-day funds, payable to the order of the Company (to the extent that the Option Shares are sold by the Company) and the Custodian (to the extent that the Option Shares are sold by the Selling Stockholder) for the account of the Selling Stockholder. Such delivery and payment shall take place at the offices of Locke Purnell Rain Harrell, 2200 Ross Avenue, Suite 2200, Dallas, Texas, or at such other place as may be mutually agreed upon among the Representatives, the Selling Stockholder and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two (2) full business days prior to the Closing Date, or (ii) on a date which shall not be later than the third
(3rd) full business day following the date the Company and the Selling Stockholder (directly or indirectly through the Custodian) receive written notice of the exercise of such option, if such notice is received by the Company and the Selling Stockholder (directly or indirectly through the Custodian) less than two (2) full business days prior to the Closing Date.

          The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location including, without limitation, in New York City, as you may reasonably request for checking at least one (1) full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to such date of payment and delivery. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

          It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose funds shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

          (b) Upon exercise of any option provided for in Section 7(a) hereof, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company and the Selling Stockholder herein, to the accuracy of the statements of the Company, the Selling Stockholder and officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, to the conditions set forth in Section 6 hereof, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company and the Selling Stockholder or the satisfaction of any of the conditions herein contained.

     8.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof; and, PROVIDED, FURTHER, that the indemnity agreement provided in this
Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of a subsequent Preliminary Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person prior to the time that such person purchased such Shares, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

          The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company or such Selling Stockholders may otherwise have.

          (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E or the Bylaws of the NASD) under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Selling Stockholder herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such Underwriter by such Selling Stockholder that relates to such Selling
Stockholder in his capacity as such, directly or through such Selling Stockholder's representatives, specifically for use in the preparation thereof, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof; PROVIDED, FURTHER, that the indemnity agreement provided in this Section 8(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of a subsequent Preliminary Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person prior to the time that such person purchased such Shares, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof; and PROVIDED, FURTHER, with respect to any claims for indemnification by any of the Underwriters that are asserted or made against both the Company under Section 8(a) and any Selling Stockholders under this Section 8(b), the Underwriters agree to first exhaust their remedies against the Company before proceeding (only as to enforcement of remedies available to them and not as to the initiation of any action) against such Selling Stockholder or Selling Stockholders.

          The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which such Selling Stockholder may otherwise have. Notwithstanding, no Selling Stockholder shall be liable hereunder to the Underwriters for the obligations owed by any other Selling Stockholder to the Underwriters.

          (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or such Selling Stockholder may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof, and agrees to reimburse the Company and each such Selling Stockholder for any legal or other expenses reasonably incurred by the Company and each such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action.

          The indemnity agreement in this Section 8(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

          (d)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 unless the indemnifying party is materially prejudiced by such failure to be timely notified. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a), 8(b) or 8(c) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; PROVIDED, that in no event shall the indemnifying party be liable to such indemnified party for any legal fees or expenses in excess of reasonable legal fees and expenses. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; PROVIDED that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section
8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion, subject to
Section 8(f) hereof, as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares, it being acknowledged by the parties that the relative benefit of the offering of the Shares to the Underwriters shall reflect, as to each Underwriter (severally and not jointly), such Underwriter's pro rata portion received of the percentage that the underwriting discount bears to the initial public offering price, PROVIDED, HOWEVER, that (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(e) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter, the Company or any Selling Stockholder within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(e); PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notices has been given under Section 8(d) for the purposes of indemnification.

          (f) The liability of each Selling Stockholder under the representations, warranties and agreements contained herein and under the indemnity and contribution agreements contained in the provisions of this
Section 8 shall be limited to an amount equal to the initial public offering price of the Selling Stockholder Shares sold by such Selling Stockholder to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by such Selling Stockholder. The Company and such Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible; and nothing contained herein shall be construed to alter any pre-existing arrangements between the Company and any such Selling Stockholder with respect to their responsibility for liability.

          (g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act.

     9. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Company, the Selling Stockholders and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any Selling Stockholder, or any of their officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

     10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

          If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the privilege of substituting within twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four (24) hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement, supplements to the Prospectus or other such documents which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

          In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section 10, neither the Company nor any Selling Stockholder shall be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company, the Selling Stockholders and the other Underwriters for damages, if any, resulting from such default) be liable to the Company or any Selling Stockholder (except to the extent provided in Sections 5 and 8 hereof).

          The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 10.

     11.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective at the earlier of (i) 6:30 A.M., San Francisco time, on the first business day following the effective date of the Registration Statement, or (ii) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 12 before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Sections 4(i), 5 and 8 hereof.

          (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which Option Shares are to be purchased, as the case may be,
(i) if the Company or any Selling Stockholder shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4(i), 5 and 8 hereof. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof.

          If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

     12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o BancAmerica Robertson Stephens, 555 California Street, Suite 2600, San Francisco, California 94104, telecopier number (415) 781-0278, Attention: General Counsel; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to 14001 North Dallas Parkway, Suite 1100, Dallas, Texas 75240, telecopier number (972) 458-2567, Attention: John
D. Carreker, Chairman and Chief Executive Officer; if sent to one or more of the Selling Stockholders, such notice shall be sent mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to the respective address for such Selling Stockholder or Selling Stockholders as set forth in their respective Selling Stockholder Agreements.

     13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and the Selling Stockholders and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

          In all dealings with the Company and the Selling Stockholders under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company and the Selling Stockholders shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by BancAmerica Robertson Stephens on behalf of you.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW CONFLICTS OF LAW PRINCIPLES THEREOF.

     15. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.


                            [Signature page follows]

          If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                              Very truly yours,

                              CARREKER-ANTINORI, INC.



                              By
                                ---------------------------------------------

                              SELLING STOCKHOLDERS:

                              John D. Carreker, Jr.
                              Ronald R. Antinori
                              Science Applications International Corporation Wyn P. Lewis
                              Royce D. Brown
                              Lawrence D. Duckworth



                              By
                                ---------------------------------------------
                                   John D. Carreker, Jr.,
                                   Attorney-in-Fact


Accepted as of the date first above written:

BANCAMERICA ROBERTSON STEPHENS
HAMBRECHT & QUIST LLC
LEHMAN BROTHERS INC.

On their behalf and on behalf of each of the several Underwriters named in Schedule A hereto.


By BANCAMERICA ROBERTSON STEPHENS



By
   ---------------------------------------------
              Authorized Signatory

                                   SCHEDULE A


                                                                     Number of
                                                                    Firm Shares
                                                                       To Be
          Underwriters                                               Purchased
--------------------------------                                    ------------
BancAmerica Robertson Stephens  . . . . . . . . . . . . . . . . .   [          ]
Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . . . . .   [          ]
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . .   [          ]
[underwriter] . . . . . . . . . . . . . . . . . . . . . . . . . .   [          ]



     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .      5,100,000

                                   SCHEDULE B

                                                                    Number of
                                                                     Company
                                                                    Shares To
                                                                     Be Sold
                                                                    ----------
Carreker-Antinori, Inc. . . . . . . . . . . . . . . . . . . . . .    3,650,000(2)



                                                                      Number of
                                                                       Selling
                                                                     Stockholder
                                                                        Shares
   Name of Selling Stockholder                                        To Be Sold
-----------------------------------------------------------------------------------

John D. Carreker, Jr.   . . . . . . . . . . . . . . . . . . . . .        738,525
Ronald R. Antinori  . . . . . . . . . . . . . . . . . . . . . . .        488,275
Science Applications International Corporation  . . . . . . . . .         72,000(3)
Wyn P. Lewis  . . . . . . . . . . . . . . . . . . . . . . . . . .         77,000
Royce D. Brown  . . . . . . . . . . . . . . . . . . . . . . . . .         46,200
Lawrence D. Duckworth . . . . . . . . . . . . . . . . . . . . . .         28,000
                                                                       ---------



     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,450,000
                                                                       ---------
                                                                       ---------



-----------
(2) In addition to the shares shown, Carreker-Antinori, Inc. also will include 62,033 shares of Common Stock for sale to the Underwriters upon exercise of the over-allotment option in accordance with Section 7 of the Underwriting Agreement.

(3) In addition to the shares shown, this Selling Stockholder also will include 702,967 shares of Common Stock for sale to the Underwriters upon exercise of the over-allotment option in accordance with Section 7 of the Underwriting Agreement.